UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2007
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2007, Richard L. Sharp, Chairman of the CarMax, Inc. (the “Company”) Board of Directors (the “Board”), notified the Company that he intends to retire as a member of the Board effective as of the end of his current term of office, which term expires on June 26, 2007, the date of the Company’s 2007 annual meeting of shareholders.

On April 6, 2007, the Board elected William R. Tiefel as Mr. Sharp’s successor as Chairman. Mr. Tiefel will take office as Chairman immediately following Mr. Sharp’s retirement from the Board in June 2007.

A copy of the Company’s press release announcing Mr. Sharp’s retirement and Mr. Tiefel’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
	Exhibit Number	Description of Exhibit

	99.1	Press Release, dated April 9, 2007, issued by CarMax, Inc., entitled “Richard Sharp to Retire as Chairman of the Board of CarMax, Inc.; William Tiefel Elected New Chairman”

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)
Dated: April 9, 2007	By:	/s/ Keith D. Browning
Keith D. Browning Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release, dated April 9, 2007, issued by CarMax, Inc., entitled “Richard Sharp to Retire as Chairman of the Board of CarMax, Inc.; William Tiefel Elected New Chairman”